UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 14, 2020

Esperion Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35986	26-1870780
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3891 Ranchero Drive, Suite 150 Ann Arbor, MI	48108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (734) 887-3903

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ESPR	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation and Appointment of Directors

Effective as of March 16, 2020, the Board of Directors (the “Board”) of Esperion Therapeutics, Inc (the “Company”), elected Alan Fuhrman as a director of the Company. Mr. Fuhrman will serve as a Class III director with a term expiring at the annual meeting of stockholders to be held in 2022. The Board determined that Mr. Fuhrman is an independent director as that term is defined by the Securities and Exchange Commission (the “SEC”) and the Nasdaq Stock Market, LLC. Mr. Fuhrman will serve as the chairperson of the Audit Committee, effective as of March 16, 2020.

Mr. Fuhrman is a member of the board of directors for SpringWorks Therapeutics and for Checkmate Pharmaceuticals, and is currently chief financial officer of Amplyx Pharmaceuticals, a biotechnology company focused on developing novel products for life-threatening infections. He previously served as chief financial officer of Mirna Therapeutics, a clinical-stage microRNA company that merged with Synlogic in August 2017. Mr. Fuhrman also served as chief financial officer of Ambit Biosciences, where he helped lead the company through its initial public offering and oversaw financial, investor and administrative operations until its sale to Daiichi Sankyo in 2014.

As a non-employee director, Mr. Fuhrman will receive cash and equity compensation paid by the Company pursuant to its non-employee director compensation program. There are no arrangements or understandings between Mr. Fuhrman and any other person pursuant to which Mr. Fuhrman was selected as a director, and there are no transactions between Mr. Fuhrman and the Company that would require disclosure under Item 404(a) of Regulation S-K. In addition, the Company has entered into an indemnification agreement with Mr. Fuhrman in connection with his appointment to the Board which is in substantially the same form as that entered into with the other directors of the Company.

On March 14, 2020, Scott Braunstein resigned from the Board, effective immediately. Mr. Braunstein’s resignation was not caused by any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2020	Esperion Therapeutics, Inc.

	By:	/s/ Tim M. Mayleben
Tim M. Mayleben
President and Chief Executive Officer

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